CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 21, 2004 to this Registration Statement on Form SB-2 and related prospectus of Pricester.com, Inc., Inc. for the registration of units consisting of common shares and warrants.




DiRocco & Company, CPA, P.A.
Fort Lauderdale, FL
September 21, 2004